EXHIBIT 10.2

VolitionRx Limited

Common Stock

(par value $0.001 per share)

Amendment No. 1 to

Capital on Demand™ Sales Agreement

August 14, 2025

JonesTrading Institutional Services LLC

325 Hudson Street, 6th Floor

New York, NY 10013

Ladies and Gentlemen:

Reference is made to that certain Capital on DemandTM Sales Agreement (the “Sales Agreement”), dated April 22, 2025, between VolitionRx Limited, a Delaware corporation (the “Company”) and JonesTrading Institutional Services LLC (the “Agent”). This Amendment No. 1 to the Sales Agreement (this “Amendment”) constitutes an agreement between the Company and the Agent to amend the Sales Agreement to increase the aggregate offering price under the Sales Agreement from up to $7,500,000 to up to $30,000,000. Capitalized terms not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Sales Agreement.

The Company and the Agent severally and not jointly hereby agree as follows:

A. Amendment to Section 1 of the Sales Agreement. The first paragraph of Section 1 of the Sales Agreement is hereby amended and restated in its entirety to read as follows:

“1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through or to the Agent, as agent or principal, shares (the “Placement Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $30,000,000, provided, however, that in no event shall the Company issue or sell, through or to Agent, Placement Shares for aggregate gross sales proceeds that would exceed the lesser of (a) the number or dollar amount of shares of Common Stock registered on the Registration Statement (as defined below), (b) the number of authorized but unissued and unreserved shares of Common Stock, (c) the number or dollar amount of shares of Common Stock permitted to be sold by the Company under Form S-3, including General Instruction I.B.6 of Form S-3 (if and for so long as applicable), (d) the number or dollar amount of shares of Common Stock authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive officer, and notified to the Agent in writing, or (e) the number or dollar amount of shares of Common Stock for which the Company has filed a Prospectus (as defined below) or other prospectus or prospectus supplement thereto specifically relating to the offering of the Placement Shares pursuant to this Agreement (the least of (a), (b), (c), (d), and (e) the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that Agent shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares hereunder will be effected pursuant to the Registration Statement (defined herein), although nothing in this Agreement shall be construed as requiring the Company to issue any Placement Shares.”

B. Effect on Agreement. Except as expressly amended by this Amendment, all of the terms and provisions of the Sales Agreement shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

C. Choice of Law/Jurisdiction. This Amendment shall be governed by and construed in accordance with the laws provided for in the Sales Agreement. Any action brought by either party against the other concerning the transactions contemplated by the Sales Agreement or this Amendment, or any other agreement, certificate, instrument or document contemplated hereby or thereby, shall be brought and enforced in the venue provided for in the Sales Agreement.

D. Counterparts; Signatures by Facsimile. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Amendment, once executed by a party, may be delivered to the other party hereto by facsimile or e-mail transmission of a copy of this Amendment bearing the signature of the party so delivering this Amendment.

E. Construction; Headings. This Amendment shall be deemed to be jointly drafted by the Company and the Agent and shall not be construed against any person as the drafter hereof. The headings of this Amendment are for convenience of reference only and shall not form part of, or affect the interpretation of, this Amendment.

F. Severability. In the event that any provision of this Amendment is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

G. Entire Agreement; Amendments. The Sales Agreement (including all schedules and exhibits attached thereto and Placement Notices issued pursuant thereto) and this Amendment constitute the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither the Sales Agreement, this Amendment, nor any term thereof and hereof may be amended except pursuant to a written instrument executed by the Company and the Agent. In the event any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment.

H. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing as provided in the Sales Agreement.

I. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

J. Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment.

[Signature Page Follows]

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If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

VOLITIONRX LIMITED

By:	/s/ Cameron Reynolds
Name: Cameron Reynolds
Title: President and Chief Executive Officer

ACCEPTED as of the date first-above written:

JONESTRADING INSTITUTIONAL SERVICES LLC

By:	/s/ Burke Cook
Name: Burke Cook
Title: General Counsel

[Signature Page to Amendment No. 1 to Capital on DemandTM Sales Agreement]

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